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                                                                  Exhibit 23.2


                                 March 27, 1998





Basin Exploration, Inc.
Suite 3400
370 Seventeenth Street
Denver, Colorado 80202

Ladies and Gentlemen:

     We hereby authorize the reference to the following report prepared by Netherland, Sewell & Associates, Inc. in a Registration Statement on Form S-3 and Form S-8 for the offering and sale of Securities, as described in such Registration Statement, and in any prospectus contained therein or prospectus supplement thereto, filed or to be filed by Basin Exploration, Inc. with the United States Securities and Exchange Commission:

     1. An audit of onshore proved oil and gas reserves and future revenue prepared by Basin Exploration, Inc., as of January 1, 1998, dated January 21, 1998.

     We further consent to the reference to our firm under the caption "Experts" in such Registration Statement and prospectuses, as such Registration Statement may be amended.

                       Very truly yours,

                       NETHERLAND, SEWELL & ASSOCIATES, INC.



                       /s/  Clarence M. Netherland, Chairman